SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 16, 2011

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On June 17, 2011, Cubist Pharmaceuticals, Inc. (“Cubist”) entered into an Agreement of Purchase and Sale (the “P&S”), pursuant to which Cubist has agreed to acquire from The Realty Associates Fund VI, L.P. (“RA Fund”) the building and land located at 45-55 Hayden Avenue in Lexington, MA (“45-55 Hayden”).  45-55 Hayden, which consists of land and approximately 190,000 square feet of primarily office space, is adjacent to the building and land that Cubist owns at 65 Hayden Avenue in Lexington.  Cubist currently leases approximately 178,000 square feet of space in the 45-55 Hayden building from RA Fund.  Cubist’s lease to this space will terminate upon the closing of Cubist’s acquisition of 45-55 Hayden, which is currently expected to occur in July 2011.

Pursuant to the P&S, Cubist will pay RA Fund $53,550,000, subject to certain adjustments, to acquire 45-55 Hayden.  During the period between the signing of the P&S and the closing of the acquisition, Cubist will make deposits totaling $1 million into an escrow account.  Cubist will pay the remaining $52,550,000 at the closing to RA Fund, which will also receive any amounts remaining in the escrow account.  The consummation of the acquisition is contingent upon the satisfaction of certain closing conditions set forth in the P&S.  Each party has the right to terminate the P&S in the event of a breach of certain specified provisions of the P&S by the other party.  In addition, Cubist has the right to terminate the P&S if it is not satisfied with the title or survey of the building.  If Cubist terminates the P&S in accordance with its terms, Cubist will receive back all deposits it has made up until the date of termination.

The foregoing description of the transaction contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the P&S, which will be filed with the Securities and Exchange Commission as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2011.

Item 8.01 Other Events.

On June 16, 2011, Cubist issued a press release announcing positive top-line results from Phase 2 trials of its CXA-201 and CB-183,315 antibiotic pipeline candidates.  A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

99.1	Press Release dated June 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Tamara L. Joseph
Tamara L. Joseph
Senior Vice President, General Counsel and Secretary

Dated:  June 21, 2011